EEP
                                                                      4 year


                           RJR NABISCO HOLDINGS CORP.

                         1990 LONG TERM INCENTIVE PLAN

                            EXECUTIVE EQUITY PROGRAM

                           __________________________

                      DATE OF AGREEMENT      July 1, 1993
                                        -----------------

                                  WITNESSETH:
                                  -----------

1) General
   -------

            Pursuant to the terms of the 1990 Long Term Incentive Plan (the "Plan"), RJR Nabisco Holdings Corp. (the "Company") on the date above has agreed, subject to the eligibility provisions and other contingencies described herein, to make certain awards to:

                            NAME    (the "Executive")

2) Grants To Be Made
   -----------------

            The Executive, if eligible pursuant to Section 3 of this Agreement, shall, on the Grant Dates specified below, receive a grant of Common Stock of the Company ("Shares") with a fair market value on the Grant Date equal to the amount, if any, by which (x) exceeds (y) where,

            (x) is a percentage, as stated below, of the Executive's Hypothetical Loan Balance (as defined in Section 4) on the Grant Date; and

            (y) is the fair market value on the Grant Date of the percentage described below of the Executive's Purchase Shares pledged under a Promissory Note to the Company.

            Grant                          (x)                  (y)
            Date           Percent of Hypothetical Loan   Percent of LTIP
            ----           ----------------------------   ---------------
                                     Balance              Purchase Shares
                                     -------              ---------------

            July 1, 1994                   25%                  25%

            July 1, 1995                   33%                  25%

            July 1, 1996                   50%                  25%

            July 1, 1997                  100%                  25%


Each grant described above shall be increased by the number of Shares having a fair market value on the Grant date equal to the amount needed (i) to cover the stock transfer fees as calculated by the Company in both the sale of Shares granted by this Agreement and the Shares described in (y) above and (ii) to hold the Executive harmless from Federal, State and Local income taxes as calculated by the Company due as a result of the grant, if any, pursuant to this Agreement.

The Shares when and if granted shall be freely transferable after the Grant
Date.

3) Eligibility For Grant
   ---------------------
            The Executive shall be eligible for a grant on the Grant Dates specified in Section 2 if, and only if, the Executive was actively employed on July 1, 1993 and on the Grant Date Executive is in any one of the following
             ---
categories:

a)          Actively employed by the Company
b)          Terminated by the Company without Cause as defined herein
c)          Deceased, disabled, or retired and consent of the Chief Executive
                                           ---
            Officer of the Company to continue grants is given.

4) Definitions
   -----------
            a) Capitalized terms, unless otherwise defined herein, shall have the meaning described in the 1990 Long Term Incentive Plan.

            b) Hypothetical Loan Balance.  The Hypothetical Loan Balance
               -------------------------
("HLB") shall be calculated in the exclusive discretion of the Company, and the Company's calculation shall be final, conclusive, and binding on the Company and the Executive. In determining the HLB, it shall be assumed that the Executive took all Company loans available on the date he acquired Purchase Shares under the Plan. Any payments applied to the HLB as the result of the sale of Purchase Shares or the application of grants under this Agreement will reduce the HLB, whereas payments which are not so derived will not reduce the HLB. Furthermore, in determining the declining value of the HLB with each successive grant under this Agreement, it shall be assumed that the full value of (i) the amount, if any, by which (x) exceeds (y) in Section 2 and (ii) the full value of (y) in Section 2 are applied against the HLB. The Executive's HLB as of July 1, 1993 is described in Attachment 1 hereto.

            c) Cause.  For purposes of this Agreement, an Executive's
               -----
employment shall be deemed to have been terminated for "Cause" if the termination results from the Executive's: (a) criminal conduct, (b) deliberate and continual refusal to perform employment duties on substantially a full time basis, (c) deliberate and continual refusal to act in accordance with any specific lawful instructions of an authorized officer or employee more senior than the Executive, or (d) deliberate misconduct which could be materially damaging to the Company or any of its business operations without a reasonable good faith belief by the Executive that such conduct was in the best interests of the Company. A termination of the Executive's employment shall not be deemed for Cause hereunder unless the senior personnel executive of the Company shall confirm that any such termination is for Cause as defined hereunder. Any voluntary termination by the Executive in anticipation of an involuntary termination of the Executive's employment for Cause shall be deemed to be a termination of Executive's employment for Cause.

5) Transferability.
   ---------------
            Other than as specifically provided in the Plan with regard to the death of the executive, this Agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Executive, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Executive.

6) No Right to Employment.
   ----------------------
            Neither the execution and delivery of this Agreement nor the granting of the Shares hereby shall constitute any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Executive for any specific period or in any specific capacity or shall prevent the Company or its subsidiaries from terminating the Executive's employment at any time with or without Cause. "Termination of employment" under the Plan and this Agreement means termination from active employment; it does not mean the termination of pay and benefits at the end of salary continuation (or other form of severance pay or pay in lieu of salary).

7) Change in Common Stock or Corporate Structure.
   ----------------------------------------------

            a) If at any time the number or nature of outstanding shares of Common Stock of the Company shall be increased or changed as the result of any stock dividend, subdivision or reclassification of shares, the number or nature of shares of Common Stock to be granted to the Executive on any Grant Date after such an event shall be increased or changed in the same proportion or manner as the outstanding number of shares of Common Stock is increased or changed, or if the number of outstanding shares of

Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of shares of Common Stock in the Executive's grants after such an event shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased.

            b) In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be an adjustment to the Executive's future grants after such an event, and in place of the shares to be awarded, a stock equivalent shall be determined by multiplying the number of common shares of stock given in exchange for a share of Common Stock upon such consolidation or merger, by the number of shares of Common Stock to which the Executive's grants are equivalent. If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Committee shall determine the appropriate change in grants after such an event; provided, however, such change shall not be to the detriment of the Executive.

8) Notices
   -------
            Any notices required to be given hereunder to the Company shall be addressed to The Secretary, RJR Nabisco Holdings, Inc., 1301 Avenue of the Americas, New York, NY 10019-6013 and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.

9) Executive.
   ---------
            In consideration of the potential grants under this Agreement, the Executive specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. The Committee in its exclusive discretion may substitute cash or any other award equal in value to the awarded amount calculated under Section 2. All actions taken and all interpretation and determinations made by the Committee shall be final, conclusive, and binding upon the Executive, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.

            IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Executive have executed this Agreement as of the Date of Grant first above written.

                                          RJR NABISCO HOLDINGS CORP.

                                          By___________________________
                                               Authorized Signatory


___________________________
            Executive

Grantee's Taxpayer Identification Number:

___________________________

Grantee's Home Address:

___________________________

___________________________

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